                            Joint Filer Information

Name of Joint Filer:                      HNA Eagle Holdco LLC

Address of Joint Filer:                   850 Third Avenue 16th Floor,
                                          New York, NY 10022

Relationship of Joint Filer
to Issuer                                 10% Owner (1)

Issuer Name and Ticker or
Trading Symbol:                           OM Asset Management plc (OMAM)

Date of Event Requiring
Statement (Month/Day/Year):               May 19, 2017

Designated Filer:                         HNA Capital (U.S.) Holding LLC

Signature:

HNA Eagle Holdco LLC

By: /s/ YANG Guang
    --------------------------
Name: YANG Guang
Title: Chief Executive Officer

May 30, 2017
------------------------------
Date

     (1) Directly owned by HNA Eagle Holdco LLC ("HNA Eagle") and indirectly owned by HNA Group Co., Ltd. ("HNA Group"), HNA Capital Group Co., Ltd. ("HNA
Parent"), HNA Capital (Hong Kong) Holding Co., Ltd. ("HNA HK"), Aleron
Investments, Ltd. ("Aleron") and HNA HNA Capital (U.S.) Holding LLC ("HNA
Capital"). HNA Eagle is a wholly-owned subsidiary of HNA Capital. HNA Capital is a wholly-owned subsidiary of Aleron. Aleron is a wholly-owned subsidiary of HNA
HK. HNA HK is a wholly-owned subsidiary of HNA Parent. HNA Parent is a wholly-owned subsidiary of HNA Group.